SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                DENAMERICA CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        ------------------------------------------------------------------------
    1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:
        [ ] Fee paid previously with preliminary materials:
        [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)  Amount previously paid:
                                   ---------------------------------------------
        2)  Form, Schedule or Registration Statement No.:
                                                         -----------------------
        3)  Filing Party:
                         -------------------------------------------------------
        4)  Date Filed:
                       ---------------------------------------------------------

                                DENAMERICA CORP.

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 29, 1999

              ----------------------------------------------------

         The Annual Meeting of Shareholders of DenAmerica, a Georgia corporation (the "Company"), will be held at 10:00 a.m. on Tuesday, June 29, 1999, at The Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, Arizona for the following purposes:

         1. To elect directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified.

         2. To approve a proposal to amend the Company's Restated Articles of Incorporation, as amended, to change the name of the Company to "Phoenix Restaurant Group, Inc."

         3. To ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 29, 1999.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only shareholders of record at the close of business on May 21, 1999 are entitled to notice of and to vote at the meeting.

         All shareholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

                                     Sincerely,



                                     William J. Howard
                                     Secretary
Scottsdale, Arizona
May __, 1999

                                DENAMERICA CORP.
                           7373 NORTH SCOTTSDALE ROAD
                                   SUITE D-120
                            SCOTTSDALE, ARIZONA 85253

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

                            VOTING AND OTHER MATTERS

GENERAL

         The enclosed proxy is solicited on behalf of DenAmerica Corp., a Georgia corporation (the "Company"), by the Company's board of directors (the "Board of Directors") for use at the Annual Meeting of Shareholders to be held Tuesday, June 29, 1999 at 10:00 a.m. (the "Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at The Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, Arizona.

         These proxy solicitation materials were first mailed on or about May __, 1999 to all shareholders entitled to vote at the Meeting.

VOTING SECURITIES AND VOTING RIGHTS

         Shareholders of record at the close of business on May 21, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record Date, there were issued and outstanding 13,485,277 shares of the Company's common stock, par value $.10 per share (the "Common Stock").

         The presence, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding constitutes a quorum for the transaction of business at the Meeting. Each shareholder voting at the Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on at the Meeting. Assuming that a quorum is present, (a) the affirmative vote of a plurality of the shares of Common
Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote is required for the election of directors; (b) the affirmative vote of a majority of the issued and outstanding shares of the Company's Common Stock is required to approve the proposal to amend the Company's Restated Articles of Incorporation, as amended, to change the name of the Company to "Phoenix Restaurant Group, Inc.;" and (c) the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 29, 1999.

         Votes cast by proxy or in person at the Meeting will be tabulated by the election inspectors appointed for the Meeting, who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

         When a proxy is properly executed and returned, the shares it represents will be voted at the Meeting as directed. If no specification is indicated, the shares will be voted (1) "for" the election of the director nominees set forth in this Proxy Statement, (2) "for" approval of the proposal to amend the Company's Restated Articles of Incorporation, as amended, to change the name of the Company to "Phoenix Restaurant Group, Inc.," and (3) "for" the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 29, 1999.

REVOCABILITY OF PROXIES

         Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

SOLICITATION

         The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

ANNUAL REPORT AND OTHER MATTERS

         The 1998 Annual Report to Shareholders, which was mailed to shareholders with or preceding this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials. The information contained in the "Board of Directors Report on Executive Compensation" and "Performance Graph" below shall not be deemed "filed" with the Securities and Exchange Commission (the "SEC") or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         THE COMPANY WILL PROVIDE UPON WRITTEN REQUEST, WITHOUT CHARGE TO EACH SHAREHOLDER OF RECORD AS OF THE RECORD DATE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 1998 AS FILED WITH THE SEC. ANY EXHIBITS LISTED IN THE FORM 10-K REPORT ALSO WILL BE FURNISHED UPON REQUEST AT THE ACTUAL EXPENSE INCURRED BY THE COMPANY IN FURNISHING SUCH EXHIBIT. ANY SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S SECRETARY AT THE COMPANY'S EXECUTIVE OFFICES SET FORTH IN THIS PROXY STATEMENT.

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's Restated Articles and Amended and Restated Bylaws provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. All directors are elected at each annual meeting of the Company's shareholders and hold office until the Company's next annual meeting of shareholders or until their successors are elected and qualified or until their earlier resignation or removal.

         A board of six directors is to be elected at the Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of the Company. In the event that any such nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

         The following table sets forth certain information regarding the nominees for directors of the Company:

      NAME                   AGE                POSITION
      ----                   ---                --------
Jack M. Lloyd............... 49  Chairman of the Board, President, and Chief
                                  Executive Officer
William J. Howard........... 54  Executive Vice President, Secretary, and
                                  Director
William G. Cox.............. 50  Chief Operating Officer and Director
Todd S. Brown............... 42  Senior Vice President, Chief Financial Officer,
                                  Treasurer, and Director
Fred W. Martin.............. 68  Director
Robert H. Manschot.......... 55  Director

         JACK M. LLOYD has served as Chairman of the Board of the Company since July 9, 1996 and as President, Chief Executive Officer, and a director of the Company since March 29, 1996. Mr. Lloyd served as Chairman of the Board and Chief Executive Officer of Denwest Restaurant Corp. ("DRC") from 1987 until the March 1996 merger of DRC and the Company (the "Merger") and served as President of DRC from 1987 until November 1994. Mr. Lloyd engaged in commercial and residential real estate development and property management as President of First Federated Investment Corporation during the early and mid-1980s. Mr. Lloyd also currently serves as a director of Action Performance Companies, Inc. and Star Buffet, Inc., which are publicly held companies.

         WILLIAM J. HOWARD has served as Executive Vice President of the Company since July 9, 1996 and as Secretary and a director of the Company since March 29, 1996. Mr. Howard served as a Vice President of the Company from March 29, 1996 until July 3, 1996. Mr. Howard served as President of DRC from November 1994 until the Merger in March 1996 and as a director of DRC from 1990 until March 1996. Mr. Howard served as Vice President of DRC from 1990 until November 1994 and as Chief Financial Officer of DRC from 1990 until August 1994. Prior to joining DRC, Mr. Howard held numerous senior management positions with Citicorp and Citibank, including Senior Vice President and Senior Credit Officer with Citicorp Mortgage, Inc.

         WILLIAM G. COX has served as Chief Operating Officer and a director of the Company since March 29, 1996. Mr. Cox served as Vice President - Operations for Denny's, Inc., the franchisor of Denny's restaurants, from June 1993 until November 1995, with responsibility for approximately 590 company-owned and franchised Denny's restaurants located throughout the United States. Mr. Cox served as a Senior Vice President of the parent of Denny's Inc., and as Chief Operating Officer of the "Quincy's" restaurant chain from May 1992 to June 1993. Mr. Cox served as Vice President of Eastern Operations of Denny's, Inc. from March 1991 to May 1992 and as a Regional Manager and Division Leader for Denny's, Inc. from 1981 to March 1991. Mr. Cox joined Denny's, Inc. as a
Manager-in-Training in September 1977 and had advanced to the position of Regional Manager by 1981.

         TODD S. BROWN has served as Senior Vice President, Chief Financial Officer, Treasurer, and a director of the Company since March 29, 1996. Mr. Brown served as Vice President, Chief Financial Officer, and a Director of DRC from September 1994 until the Merger in March 1996. Mr. Brown was employed by Deloitte & Touche LLP from 1980 to September 1994. Mr. Brown is a Certified Public Accountant in the state of Arizona.

         FRED W. MARTIN has served as a director of the Company since March 29, 1996. Mr. Martin served as a director of DRC from November 1994 until the Merger in March 1996. Mr. Martin served as Western Regional Director of Franchise Development with Denny's, Inc. from 1985 to 1994, during which time he approved and developed 400 franchise and company locations for Denny's, Inc. throughout the western United States. Mr. Martin served as Western Real Estate Representative with Denny's, Inc. from 1979 until 1985.

         ROBERT H. MANSCHOT has served as a director of the Company since January 1999. Mr. Manschot currently serves as the Managing Director and Chairman of Manschot Investment Group L.L.C., an investment fund that is in the business of identifying and investing in companies that have significant potential for growth. Mr. Manschot also serves as Chairman of Seceurop Security Services Group in the United Kingdom and engages in business consulting services and venture capital activities as Chairman and Chief Executive Officer of RHEM International Enterprises, Inc. Mr. Manschot served as President and Chief Executive Officer of Rural/Metro

Corporation ("Rural/Metro"), a publicly held provider of ambulance and fire protection services, from October 1988 until March 1995. Mr. Manschot joined Rural/Metro in October 1987 as Executive Vice President, Chief Operating Officer, and a member of its Board of Directors. Mr. Manschot was with the Hay Group, an international consulting firm, from 1978 until October 1987, serving as Vice President and a partner from 1984, where he led strategic consulting practices in Europe, Asia, and the western United States. Prior to joining the Hay Group, Mr. Manschot spent 10 years with several leading international hotel chains in senior operating positions in Europe, the Middle East, Africa, and the United States. Mr. Manschot currently serves as a director of Samoth Capital Corporation, and Action Performance Companies, Inc., which are publicly traded companies, and as a director of Silicon Entertainment, Inc., Thomas Pride Development, Inc., First Wave, Inc., Motorsports Promotions, Inc., and Sports Southwest, Inc., all of which are privately held companies.

         The former shareholders of DRC collectively own a sufficient number of shares of the Company's Common Stock to elect all of the members of the Board of Directors at the Meeting. There is no agreement or understanding, however, between or among the Company, the former shareholders of DRC, or any of the persons who constitute the Company's Board of Directors as to their serving on the Company's Board of Directors in the future.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's bylaws authorize the Board of Directors to appoint among its members one or more committees composed of one or more directors. The Board of Directors has appointed an Audit Committee, a Compensation Committee, a 1992 Stock Option Plan Committee, and a 1995 Directors' Stock Option Plan Committee. The Audit Committee reviews the annual financial statements, any significant accounting issues, and the scope of the audit with the Company's independent auditors and is available to discuss with the auditors any other audit related matters that may arise during the year. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The 1992 Stock Option Plan Committee and the 1995 Directors' Stock Option Plan Committee administer the Company's 1992 Stock Option Plan and 1995 Directors' Stock Option Plan, respectively. During fiscal 1998, John M. Holliman and C. Alan MacDonald, former directors of the Company, constituted the Audit Committee; Messrs. Holliman, MacDonald, and Fred W. Martin constituted the Compensation and 1992 Stock Option Plan Committees; and Messrs. Lloyd and Howard constituted the 1995 Directors' Stock Option Plan Committee.

         The Board of Directors of the Company held a total of six meetings during the fiscal year ended December 30, 1998. The Company's Audit Committee held two formal meetings during the fiscal year ended December 30, 1998 and the Company's Compensation Committee held _____ formal meetings during the fiscal year ended December 30, 1998. The 1992 Stock Option Plan Committee and the 1995 Stock Option Plan Committee did not meet during fiscal 1998. No director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors during the period in which such person served as a director, and (b) the total number of meetings held by all Committees of the Board on which such director was a member and during the period in which such person served on such committee.

DIRECTOR COMPENSATION AND OTHER INFORMATION

         Employees of the Company do not receive compensation for serving as members of the Company's Board of Directors. The Company pays each independent director an annual fee in the amount of $10,000 and reimburses each independent director for travel and related expenses incurred in connection with attendance at board and committee meetings. The terms of the Company's 1995 Directors' Stock Option Plan (the "1995 Plan") provide that each non-employee director will receive an automatic grant of options to acquire 10,000 shares of the Company's Common Stock on the date of his or her first appointment or election to the Board of Directors. The 1995 Plan also provides for the automatic grant of options to purchase 10,000 shares of the Company's Common Stock to non-employee directors at the time of his or her re-election to the Board of Directors at an annual meeting of shareholders. Accordingly, each of Messrs. Martin and Manschot will receive an automatic grant of options to purchase 10,000 shares of Common Stock at the time of their re-election to the Board of Directors at the Meeting. See "Executive Compensation - 1995 Directors' Stock Option Plan." Because there were no options granted under the 1995 Plan during fiscal 1998, in July 1998 the Board authorized the grant of 10,000 options under the 1996 Stock Option Plan to each of the non-employee directors serving on the Board at that time.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers whose cash salary and bonuses exceeded $100,000 during the fiscal year ended December 30, 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                    ------------
                                             ANNUAL COMPENSATION       AWARDS
                                                                    ------------
                                                                     SECURITIES
                                    FISCAL                           UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY$(1)   BONUS($)   OPTIONS(#)    COMPENSATION($)
---------------------------          ----    ----------   --------   -----------   ---------------
Jack M. Lloyd, Chairman of the       1998    $520,000          --           --              --
   Board, President, and Chief       1997     520,000          --           --              --
   Executive Officer(2)              1996     375,200          --           --              --

William J. Howard, Executive         1998    $260,000          --           --              --
   Vice President and Secretary (2)  1997     260,000          --           --              --
                                     1996     187,600          --           --              --

William G. Cox, Chief Operating      1998    $220,000     $50,000           --              --
   Officer                           1997     220,000          --           --              --
                                     1996     221,795(3)       --      300,000         $15,921

Robert J. Gentz, Executive Vice      1998    $175,000     $50,000           --              --
   President                         1997     166,027(4)       --      100,000              --

Todd S. Brown, Senior Vice           1998    $160,000     $50,000           --              --
   President, Chief Financial        1997     127,372          --           --              --
   Officer, and Treasurer(2)         1996     115,700      75,000      124,800              --

----------
(1) Each of the Named Executive Officers received certain perquisites, the value of which did not exceed 10% of their salary during fiscal 1998.
(2) Each of Messrs. Lloyd, Howard, and Brown became executive officers of the Company upon consummation of the Merger on March 29, 1996. Amounts shown for fiscal 1996 include payments to each such person for services as an executive officer of DRC prior to the Merger.
(3) Represents amounts accrued or paid beginning on March 29, 1996, the date of Mr. Cox's employment with the Company.
(4) Represents amounts accrued or paid beginning on January 6, 1997, the date of Mr. Gentz' employment with the Company.

OPTIONS GRANTS

         The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended December 30, 1998.

OPTION HOLDINGS

         The following table sets forth information concerning the number and value of all options held at December 30, 1998, by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal 1998.

                             YEAR-END OPTION VALUES

                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                               UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                              OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END ($)(1)
      NAME                   EXERCISABLE     UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
      ----                   -----------     -------------     -----------   -------------
Jack M. Lloyd...............       --               --             N/A            N/A
William J. Howard...........       --               --             N/A            N/A
William G. Cox..............  180,000          120,000             $0             $0
Robert J. Gentz.............   50,000           50,000             $0             $0
Todd S. Brown...............   74,880           49,920             $0             $0

----------
(1) The exercise prices of all options held by the Named Executive Officers were greater than the closing price of the Company's Common Stock of $1.13 per share on December 30, 1998.

401(k) PLAN

         In April 1998, the Company established a defined contribution plan (the "401(k) Plan") that qualifies as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Under the 401(k) Plan, participating employees may defer from 1% to 15% of their pre-tax compensation, subject to the maximum dollar amount allowed under the Internal Revenue Code. In addition, the 401(k) Plan provides that the Company may make discretionary contributions to participating employees in such amounts as may be determined by the Company's Board of Directors. Highly compensated employees of the Company, including executive officers, are not eligible to participate in the 401(k) Plan.

EMPLOYMENT AGREEMENTS

GENERAL

         The Company currently is a party to employment agreements with each of William G. Cox, Robert J. Gentz, and Todd S. Brown. In addition to the provisions of the individual employment agreements as described below, the employment agreements generally require the Company to provide each person with certain medical and life insurance benefits; to reimburse them for all travel, entertainment, and other ordinary and necessary expenses incurred in connection with the Company's business and their duties under their respective employment agreements; and to provide such other fringe benefits that the Company makes generally available to all of its employees on a non-discriminatory basis. The employment agreements with Messrs. and Cox, Gentz, and Brown require the Company to provide each such officer with an automobile for use in connection with the Company's business. In addition, in the event of a "change of control" of the Company, as defined in the employment agreements, the Company will be required to pay each of Messrs. Cox, Gentz, and Brown a lump sum equal to their respective fixed salaries for the greater of one year or the balance of the then-current term of employment under the applicable agreement, and all of Messrs. Cox's, Gentz's, and Brown's unvested stock options, if any, will immediately vest and become exercisable in full. The agreements also contain provisions that prohibit the respective officer from (i) competing with the business of the Company, (ii) taking certain actions intended to solicit other persons to terminate their business relationship with the Company or to terminate his or her employment relationship with the Company, and (iii) making unauthorized use or disclosure of the Company's trade names, fictitious names, or confidential information.

WILLIAM G. COX

         In December 1995, the Company entered into an employment agreement with William G. Cox, which became effective upon consummation of the Merger. Effective January 1, 1998, Mr. Cox and the Company amended the original employment agreement. Pursuant to his agreement with the Company, Mr. Cox serves as the Chief Operating Officer of the Company at a base salary of $220,000 per year. The agreement also provides that Mr. Cox will be eligible to receive an annual bonus of up to 50% of his annual base salary pursuant to a bonus pool plan to be established by and administered in the sole discretion of the Company. Pursuant to the agreement, the Company granted to Mr. Cox options to purchase 300,000 shares of the Company's Common Stock. Mr. Cox's agreement, as amended, continues until December 31, 2000 and will renew automatically from year to year thereafter, unless and until either party terminates by giving the other party written notice not less than 60 days prior to the end of the then-current term. The Company may terminate the agreement only for cause, as defined in the agreement.

ROBERT J. GENTZ

         In January 1997, the Company entered into an employment agreement with Robert J. Gentz pursuant to which Mr. Gentz serves as Executive Vice President of the Company. The employment agreement provides for a base salary of $175,000 per year. In addition, the agreement provides that Mr. Gentz will be eligible to receive an annual bonus of up to $50,000 per year based upon standards to be agreed upon between the Company and Mr. Gentz. Pursuant to the agreement, the Company reimbursed Mr. Gentz for certain relocation expenses and granted to Mr. Gentz options to purchase 100,000 shares of the Company's Common Stock. Mr. Gentz' agreement provides for an initial employment term of three years, subject to extension for additional one-year periods under mutually agreeable terms and conditions.

TODD S. BROWN

         In December 1997, the Company entered into an employment agreement with Todd S. Brown pursuant to which Mr. Brown serves as Senior Vice President, Treasurer, and Chief Financial Officer of the Company. The employment agreement provides for a base salary of $160,000, $175,000, and $190,000 in calendar 1998, 1999, and 2000, respectively. In addition, the agreement provides that Mr. Brown will be eligible to receive an annual bonus in an amount to be determined by the Company's Board of Directors, in its sole discretion. Mr. Brown's employment agreement continues until December 31, 2000 and will renew automatically from year to year thereafter, unless and until either party terminates by giving the other party written notice not less than 60 days prior to the end of the then-current term. In the event that the Company terminates Mr. Brown's employment without cause, Mr. Brown will continue to receive his base salary for a period of 12 months following the date of such termination.

STOCK OPTION PLANS

1996 STOCK OPTION PLAN

         On December 10, 1996, the Company's Board of Directors adopted the Company's 1996 Stock Option Plan (the "1996 Plan"). The Company's shareholders approved the 1996 Plan on June 26, 1997. A total of 500,000 shares of the Company's Common Stock has been reserved for issuance under the 1996 Plan. The 1996 Plan is intended to promote the interests of the Company by encouraging key persons associated with the Company to acquire, or otherwise increase, their proprietary interest in the Company and an increased personal interest in its continued success and progress. The 1996 Plan provides for the grant of options to acquire Common Stock of the Company ("Options"), the direct grant of Common Stock ("Stock Awards"), the grant of stock appreciation rights ("SARs"), and the grant of other cash awards ("Cash Awards") (Stock Awards, SARs, and Cash Awards are collectively referred to herein as "Awards"). If any Option or SAR terminates or expires without having been exercised in full, stock not issued under such Option or SAR will again be available for the purposes of the 1996 Plan. As of the Record Date, the Company has granted Options to acquire a total of 20,000 shares of Common Stock under the 1996 Plan, no options granted under the 1996 Plan have been exercised, and 480,000 shares remain available for issuance under the 1996 Plan. The 1996 Plan will remain in effect until December 9, 2006.

         Options and Awards may be granted pursuant to the 1996 Plan only to persons ("Eligible Persons") who at the time of grant are either (a) key personnel (including officers and directors) of the Company, or (b) consultants or independent contractors who provide valuable services to the Company. Options granted pursuant to the 1996 Plan may be incentive stock options or non-qualified stock options. Options that are incentive stock options may be granted only to key personnel of the Company who are also employees of the Company. To the extent that granted Options are incentive stock options, the terms and conditions of those Options must be consistent with the qualification requirements set forth in the Internal Revenue Code. The maximum number of shares of stock with respect to which Options or Awards may be granted to any employee during the term of the 1996 Plan may not exceed 50 percent of the shares of Common Stock covered by the 1996 Plan.

         The exercise price of any Option intended to be an incentive stock option may not be less than 100 percent of the fair market value of the Common Stock at the time of the grant (110 percent if the Option is granted to a person who at the time the Option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company). Options may be granted for terms of up to 10 years and will vest and become exercisable in whole or in one or more installments as may be determined at the time the Options are granted. To exercise an Option, the optionholder will be required to deliver to the Company full payment of the exercise price for the shares as to which the Option is being exercised. Generally, Options can be exercised by delivery of cash, check, or shares of Common Stock of the Company.

         SARs will entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price on the date the SAR was granted or became effective to the market value of the Common Stock on the date the SARs are exercised or surrendered. Stock Awards will entitle the recipient to receive shares of the Company's Common Stock directly. Cash Awards will entitle the recipient to receive direct payments of cash depending on the market value or the appreciation of the Common Stock or other securities of the Company. The plan administrators may determine such other terms, conditions, or limitations, if any, on any Awards granted pursuant to the 1996 Plan.

AMENDED AND RESTATED 1992 STOCK OPTION PLAN

         A total of 1,000,000 shares of the Company's Common Stock have been reserved for issuance under the Company's Amended and Restated 1992 Stock Option Plan (the "1992 Plan"). The 1992 Plan limits the persons eligible to receive options to directors, consultants, and key employees, including officers, of the Company or a subsidiary of the Company and "key persons" who are not employees but have provided valuable services, have incurred financial risk on behalf of the Company, or have extended credit to the Company or its subsidiaries. The 1992 Plan provides that options granted to employees may be incentive stock options or non-qualified options pursuant to the Internal Revenue Code. Key persons who are not employees are eligible to receive only non-qualified options. As of the Record Date, there were outstanding options to acquire a total of 661,500 shares of Common Stock under the 1992 Plan, 217,833 shares of Common Stock have been issued under the 1992 Plan, and 120,667 shares remain available for issuance under the 1992 Plan. The 1992 Plan terminates on April 1, 2002.

         Incentive stock options may not have an exercise price less than the fair market value of the Common Stock on the grant date, except that, in the case of an incentive stock option granted to any participant who owns more than 10% of the Company's outstanding voting shares, the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant and the term of the option may be no longer than five years. Options that are not incentive stock options may not have an exercise price less than the greater of the minimum price required by applicable state law, by the Company's Restated Articles of Incorporation, or the par value of the Common Stock. Options granted under the 1992 Plan generally may be exercised by delivery of any combination of cash, shares of Common Stock, or by delivering to the Company a promissory note upon such terms and conditions as the Board of Directors may determine.

1995 DIRECTORS STOCK OPTION PLAN

         A total of 300,000 shares of Common Stock have been reserved for issuance under the Company's 1995 Directors Stock Option Plan (the "1995 Plan"). The purpose of the 1995 Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee directors and by encouraging such directors to acquire an increased proprietary interest in the Company. As of the Record Date, there were outstanding options to acquire a total of 23,068 shares of Common Stock under the 1995 Plan, no shares of Common Stock have been issued under the 1995 Plan, and 276,932 shares remain available for issuance under the 1995 Plan. The 1995 Plan terminates on January 16, 2005.

         Options to purchase 10,000 shares of Common Stock are automatically granted to each non-employee director of the Company on the date of his or her initial election to the Board of Directors or re-election at an annual meeting of the Company's shareholders. Directors who are first elected or appointed to the Board of Directors on a date other than an annual meeting date are automatically granted options to purchase the number of shares of Common Stock equal to the product of 10,000 multiplied by a fraction, the numerator of which is the number of days during the period beginning on such grant date and ending on the date of the next annual meeting, and the denominator of which is 365. If no meeting is scheduled at a time a director is first elected or appointed to the Board of Directors, the date of the next annual meeting is deemed to be the 120th day of the fiscal year next following the interim grant date. The exercise price of each option is the fair market value of the Company's Common Stock on the business day preceding the date of grant, and the term of each option may not exceed ten years. One-half of the options granted vest and become exercisable after the first year of continuous service as a director following the automatic grant date, and the remainder vest and become exercisable after two years of continuous service on the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         C. Alan MacDonald, John M. Holliman, III (former directors of the Company), and Fred W. Martin served as members of the Compensation Committee of the Board of Directors during fiscal 1998. None of such individuals had any contractual or other relationships with the Company during fiscal 1998 except as directors.

INDEMNIFICATION AND LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

         The Company's Amended and Restated Bylaws require the Company to indemnify its directors and officers against liabilities that they may incur while serving in such capacities, to the full extent permitted and in the manner required by the Georgia Business Corporation Code (the "GBCC"). Pursuant to these provisions, the Company will indemnify its directors and officers against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Company. In addition, the Company will provide advances for expenses incurred in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it is ultimately determined that he or she is not entitled to indemnification by the Company. The Company has entered into indemnification agreements with certain of its directors and executive officers pursuant to the foregoing provisions of its Amended and Restated Bylaws.

         As permitted by the GBCC, the Company's Restated Articles contain provisions that eliminate the personal liability of directors for monetary damages to the Company or its shareholders for breach of their fiduciary duties as directors. In accordance with the GBCC, these provisions do not limit the liability of a director for (a) any appropriation of a business opportunity of the Company in violation of the director's duty, (b) acts or omissions that involve intentional misconduct or a knowing violation of law, (c) any dividend payment, stock repurchase, stock redemption or distribution in liquidation that is prohibited under Georgia law, or (d) any merger from which the director derived an improper personal benefit. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his or her role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the federal securities laws.

               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

         A Compensation  Committee of the Board of Directors  (the  "Committee")
consisting exclusively of independent, non-employee directors generally is responsible for reviewing and recommending for approval by the Board the Company's compensation practices, executive salary levels, and variable compensation programs, both cash-based and equity-based. The Committee generally reviews base salary levels for executive officers of the Company at or about the start of each fiscal year and approves actual bonuses, if any, at the end of each fiscal year based upon Company and individual performance. During fiscal 1998, C. Alan MacDonald, John M. Holliman, III (former directors of the Company), and Fred W. Martin served as members of the Compensation Committee. The Board currently anticipates that it will appoint Messrs. Martin and Manschot to serve as members of the Committee during fiscal 1999.

PHILOSOPHY

         The Company's executive compensation program seeks to provide a level of compensation that is competitive with similar companies in the restaurant industry. The Committee reviewed comparative data of other restaurant companies in order to assess the competitiveness of the Company's executive compensation program as compared with similar restaurant companies. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term Company performance, as well as individual performance. The Committee uses its discretion to set executive compensation when, in its judgment, external, internal, or an individual's circumstances warrant.

COMPENSATION PROGRAM

         The primary components of the Company's executive compensation program consist of base salary, annual discretionary bonuses, and stock option grants.

BASE SALARY

         The  Committee  reviews  salaries  recommended  by the Chief  Executive
Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of the Company and conducts an informal evaluation of individual officer performance. Final decisions on any adjustments to the base salary for executives, other than the Chief Executive Officer, are made by the Committee in conjunction with the Chief Executive Officer. The Committee's evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor. The Company paid base salaries to William G. Cox, Robert J. Gentz, and Todd S. Brown during 1998 in accordance with the employment agreements described under "Executive Compensation - Employment Agreements." The Company has not increased base salaries for its other executive officers since 1996.

ANNUAL DISCRETIONARY BONUSES

         The annual discretionary bonuses are designed to provide incentive compensation to key officers and employees who contribute substantially to the success of the Company. Discretionary bonuses are intended to maintain a strong link between overall Company performance and enhanced value by rewarding results that exceed industry averages. Discretionary bonuses may be awarded to selected officers and employees from a pool based on a subjective percentage of the Company's net income for the fiscal year. In determining the amount of discretionary bonuses that may be awarded, if any, the Committee evaluates the overall performance of the Company to date, taking into consideration achievement of sales, net income, and other performance criteria, as well as individual responsibility, performance, efficiency of effort, strength of leadership, and compensation level. The Committee's evaluation of these factors is subjective, with no particular weight being assigned to any one factor. For fiscal 1998, the Company paid discretionary bonuses to certain of its officers, including bonuses of $50,000 to each of Messrs. Cox, Gentz, and Brown, as a result of their individual contributions to the Company and the other factors described above.

STOCK OPTION GRANTS

         The Company grants stock options periodically to executive officers and other key employees to provide additional incentive to work to maximize long-term total return to shareholders. Although the Board is the Plan Administrator of the 1992 Plan, it has delegated its authority to the 1992 Plan Committee. The members of the Compensation Committee serve as members of the 1992 Plan Committee, which is the committee that grants options to officers of the Company. In general, stock options are granted to senior level and key employees at the onset of employment. If in the opinion of the Board or the 1992 Plan Committee the outstanding service of an existing employee merits an increase in the number of options held, however, the Board or the 1992 Plan Committee may grant additional stock options to that employee. The Company did not grant any options to employees during fiscal 1998.

BENEFITS

         The Company provides various employee benefit programs to its executive officers, including medical and life insurance benefits and short- and long-term disability insurance. These programs are generally available to all employees of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

         The Committee considers the factors outlined above in evaluating the base salary and other compensation of Jack M. Lloyd, the Company's Chief Executive Officer. The Committee's evaluation of Mr. Lloyd's base salary is subjective, with no particular weight assigned to any one factor. In April 1996, the Committee established Mr. Lloyd's base salary at $520,000 per year. During 1998, the Committee believed that this base salary continued to be competitive with that paid to chief executive officers of comparable companies. The Committee determined that the Company's performance did not warrant the payment of a discretionary bonus to Mr. Lloyd for 1998.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company currently intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with
Section 162(m).

         This report has been furnished by the members of the Board of Directors of the Company.

             Jack M. Lloyd, Chairman
             William J. Howard
             William G. Cox
             Todd S. Brown
             Fred W. Martin
             Robert H. Manschot

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, officers, and persons that own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. SEC regulations require officers, directors, and greater than 10 percent shareholders to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company's review of the copies of such forms received by it during the fiscal year ended December 30, 1998 and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year.

                            COMPANY PERFORMANCE GRAPH

         The following line graph compares cumulative total returns, assuming reinvestment of dividends, for the period from October 18, 1994 to December 30, 1998 for (i) the Company's Common Stock; (ii) the Standard and Poor's SmallCap 600 Index; and (iii) the Dow Jones Restaurants Index (the "Restaurant Index"). The graph assumes an investment of $100 in the Company's Common Stock on October 18, 1994, the date on which the Company's Common Stock became registered under
Section 12 of the Exchange Act as a result of its initial public offering, and an investment of $100 in the Small Cap Index and the Restaurant Index on September 30, 1994. The calculation of cumulative return for the Company's Common Stock does not include reinvestment of dividends because the Company did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

                                         CUMULATIVE TOTAL RETURN
                       ---------------------------------------------------------
                       10/18/94  12/28/94  12/27/95  1/1/97   12/31/97  12/30/98
                       --------  --------  --------  ------   --------  --------

DENAMERICA CORP.         100        73       113        63       39        23
S & P SMALLCAP 600       100        98       127       154      193       198
DOW JONES RESTAURANTS    100       107       152       155      161       243

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with the financing of the acquisition of Black-eyed Pea Restaurants, Inc. ("BEP") in 1996, LH Leasing Company, Inc. ("LH Leasing"), a corporation owned by Jack M. Lloyd and William J. Howard, purchased from the Company for cash in the amount of $14.25 million the equipment located at 62 Black-eyed Pea restaurants leased by BEP, or Texas BEP, L.P. ("Texas BEP"), a limited partnership in which BEP is the general partner and in which a wholly owned subsidiary of BEP is the limited partner. Concurrently with the sale of the equipment to LH Leasing, LH Leasing leased the equipment to the Company and the Company subleased the equipment to BEP or Texas BEP. The equipment lease has a term of five years and grants the Company an option to purchase the equipment at its fair market value upon the expiration of the lease. The terms of the subleases between the Company and each of BEP and Texas BEP are consistent with the terms set forth in the equipment lease between the Company and LH Leasing. Messrs. Lloyd and Howard formed LH Leasing as an accommodation to the Company to enable it to satisfy the requirements of the Company's senior lenders. Messrs. Lloyd and Howard received no material compensation for the transactions involving the Company and LH Leasing.

         In order to finance its sale and lease transaction with the Company, LH Leasing borrowed cash in the amount of $14.25 million from Franchise Finance Corporation of America ("FFCA"). Messrs. Lloyd and Howard jointly and severally guaranteed the repayment of the loan. In addition, Messrs. Lloyd and Howard pledged their stock in LH Leasing to FFCA as additional collateral for the loan.

         In addition to the loan from FFCA to LH Leasing as described above, Jack M. Lloyd and William J. Howard each have personally guaranteed certain of the Company's indebtedness and other obligations under leases and franchise agreements.

         Jack M. Lloyd and William J. Howard hold $11,196,000 and $5,598,000 in principal amount of the Company's Series B Notes, respectively. Mr. Lloyd and Mr. Howard have deferred interest due on the Series B Notes as of each of September 30, 1997, March 31, 1998, September 30, 1998, and March 31, 1999. As of March 31, 1999, the Company was in technical default of certain financial covenants in the Series B Notes, owed Mr. Lloyd deferred interest totaling approximately  $3,207,000,  and  owed  Mr.  Howard  deferred  interest  totaling approximately $1,604,000. The Company currently has commitments for new financings in amounts that it believes will enable it to cure the financial covenant defaults under the Series B Notes.

         The Company has made various advances to Jack M. Lloyd. Such advances totaled approximately $378,000 as of December 31, 1997 and approximately $800,000 as of December 30, 1998.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                             DIRECTORS AND OFFICERS

         The following table sets forth certain information regarding the shares of the Company's Common Stock beneficially owned as of the Record Date by (i) each of the Company's directors, director nominees, and executive officers; (ii) all directors and executive officers of the Company as a group; and (iii) each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock.

                                                 NUMBER           PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL HOLDER(1)      OF SHARES(2)       OWNERSHIP(2)
----------------------------------------      ------------       ------------

DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------
Jack M. Lloyd                                 3,469,727(3)            25.2%
William J. Howard                             1,700,363(4)            12.5%
William G. Cox                                  241,000(5)             1.8%
Robert J. Gentz                                  75,000(6)               *
Todd S. Brown                                   102,640(7)               *
Fred W. Martin                                   36,000(8)               *
Robert H. Manschot                               10,000(9)               *
All directors and executive officers
 as a group (seven persons)                   5,634,730               39.2%

NON-MANAGEMENT 5% SHAREHOLDER
BancBoston Ventures, Inc.(10)                 2,124,352               15.8%

----------
*    Less than 1.0% of the outstanding shares of Common Stock.

(1) Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all Common Stock beneficially owned by him, subject to applicable community property law. Except as otherwise indicated, each of such persons may be reached through the Company at 7373 N. Scottsdale Road, Suite D-120, Scottsdale, Arizona 85253.
(2) The numbers and percentages shown include the shares of Common Stock actually owned as of May 21, 1999 and the shares of Common Stock which the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock which the identified person or group had the right to acquire within 60 days of May 21, 1999 upon the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3) Represents 3,176,504 shares of Common Stock and 293,223 shares issuable upon exercise of Series B Warrants.
(4) Represents 1,553,752 shares of Common Stock and 146,611 shares issuable upon exercise of Series B Warrants.
(5) Represents 1,000 shares of Common Stock and 240,000 shares of Common Stock issuable upon the exercise of vested options.
(6) Represents 75,000 shares of Common Stock issuable upon exercise of vested options. Mr. Gentz serves as the Company's Executive Vice President.
(7) Represents 2,800 shares of Common Stock and 99,840 shares issuable upon the exercise of vested options.
(8) Represents 6,000 shares of Common Stock held by Mr. Martin and his spouse and 30,000 shares issuable upon the exercise of vested options.
(9) Represents 10,000 shares of Common Stock issuable upon the exercise of vested options.
(10) The address of BancBoston Ventures, Inc. is c/o BancBoston Capital, Inc., 100 Federal Street, Boston, Massachusetts 02110.

            PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION,
                  AS AMENDED, TO CHANGE THE NAME OF THE COMPANY

         On May 12, 1999, the Board of Directors unanimously adopted a resolution authorizing an amendment to the Company's Restated Articles of Incorporation, as amended (the "Restated Articles"), to change the name of the Company to "Phoenix Restaurant Group, Inc." The Board of Directors unanimously recommends that the shareholders of the Company vote "FOR" the proposal to change the Company's name. If the shareholders approve the proposal, Article I of the Restated Articles will be amended in its entirety to read as follows:

                                   "ARTICLE I

         The name of the corporation is: PHOENIX RESTAURANT GROUP, INC."

REASONS FOR AND EFFECT OF THE PROPOSAL TO CHANGE THE COMPANY'S NAME

         The Board of Directors believes that it is in the best interest of the Company and its shareholders to change the Company's name to more accurately reflect the Company's status as the operator of multiple restaurant concepts. The Company adopted its current name of "DenAmerica Corp." at a time when its primary business focus was concentrated on developing and acquiring Denny's restaurants and converting other company-owned restaurants to the Denny's concept. In 1996, the Company acquired the Black-eyed Pea restaurant chain and during 1997 and 1998, the Company developed and implemented its current business strategy of emphasizing the Black-eyed Pea restaurant concept and de-emphasizing the Denny's restaurant concept. The Company currently operates 103 Black-eyed Pea restaurants and 100 Denny's restaurants. The Company also continually evaluates opportunities to acquire other restaurant concepts as a whole or to acquire individual restaurants operating under other concepts. Accordingly, the Board determined that the name "DenAmerica Corp." too narrowly described the nature of the Company's current business in the minds of investors and the general public. The Board therefore adopted the proposal to change the Company's name to "Phoenix Restaurant Group, Inc." so as to more accurately reflect the Company's current status as a group of complementary restaurant concepts operated through a centralized management and administrative structure. The Board believes that "Phoenix Restaurant Group, Inc." reflects the Company's current business strategy and focus and will provide a more accurate perception of that strategy and focus to the public.

         If the shareholders approve the proposal to change the Company's name at the Meeting, the change of the Company's name will become effective immediately upon filing of Articles of Amendment to the Restated Articles with the Secretary of State of the state of Georgia. The Company anticipates that it will file the Articles of Amendment as soon as practicable following shareholder approval of the proposal to change the Company's name. In addition, if the shareholders approve the name change, the Company intends to change the trading symbol for the Company's Common Stock on the American Stock Exchange from "DEN" to "PRG," effective as soon as practicable following the filing of the Articles of Amendment with the Secretary of State of Georgia.

         The change of the Company's name will not affect in any way the validity or transferability of the Company's outstanding securities, the certificates for the Company's securities, or the Company's capitalization or corporate structure. Shareholders will not be required to surrender or exchange certificates representing shares of Common Stock or options or warrants to purchase shares of Common Stock for new certificates bearing the new corporate name. Following the effective date of the change of the Company's name, the Company will overprint all new stock certificates that it issues with the new corporate name.

     If, in the judgment of the Board of Directors, any circumstances exist that would make the name change inadvisable, then, notwithstanding approval of the proposed amendment by the shareholders, the Board may abandon the name change, either before or after approval of the proposed amendment by the shareholders and at any time prior to the filing of the Articles of Amendment. Under Georgia law, shareholders will not be entitled to appraisal rights with respect to the proposal to change the Company's name.

RATIFICATION BY SHAREHOLDERS OF THE PROPOSED AMENDMENT TO THE RESTATED ARTICLES

         The affirmative vote of the holders of a majority of the total number of issued and outstanding shares of Common Stock is required to approve the proposal to amend the Company's Restated Articles to change the name of the Company to "Phoenix Restaurant Group, Inc." Upon approval by the Company's shareholders, the proposed amendment will become effective upon filing of Articles of Amendment with the Georgia Secretary of State, which will occur as soon as practicable following the Meeting. If the proposed amendment is not approved by the Company's shareholders at the Meeting, the Company's name will remain "DenAmerica Corp."

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 29, 1999 and recommends that shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Deloitte & Touche LLP will be present at the Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

                        DEADLINE FOR RECEIPT OF PROPOSALS

         Shareholder proposals that are intended to be presented by such shareholders at the annual meeting of shareholders of the Company to be held during calendar 2000 must be received by the Company no later than January __, 2000 in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Exchange Act, the Company intends to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in the Company's proxy statement for the annual meeting to be held during calendar 2000, except in circumstances where (a) the Company receives notice of the proposed matter no later than March __, 2000, and (b) the proponent complies with the other requirements set forth in Rule 14a-4.

                                  OTHER MATTERS

         The Company knows of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.


                                                             Dated: May __, 1999

                                DENAMERICA CORP.
                       1999 ANNUAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of DENAMERICA CORP., a Georgia corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of the Company, each dated May __, 1999, and hereby appoints Jack M. Lloyd and William J. Howard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of the Company, to be held on Tuesday, June 29, 1999, at 10:00 a.m., local time, at The Scottsdale Plaza Resort, 7200 N. Scottsdale Road, Scottsdale, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE THE NAME OF THE COMPANY; FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

         A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

                                                WITHHOLD
                 FOR all nominees               AUTHORITY
              listed at right (except   to vote for all nominees
                   as indicated)             listed at right         NOMINEES:
1. ELECTION
   OF                  [  ]                      [  ]         Jack M. Lloyd
   DIRECTORS:                                                 William J. Howard
                                                              William G. Cox
If you wish to withhold authority to vote for any             Todd S. Brown
individual nominee, strike a line through that                Fred W. Martin
nominee's name in the list at right.                          Robert H. Manschot

2. Proposal to amend the Company's Restated Articles of Incorporation, as amended, to change the name of the Company.

               [ ] FOR        [ ] AGAINST      [  ] ABSTAIN

3. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company.

               [ ] FOR        [ ] AGAINST      [  ] ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

   SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature_____________________  _____________________  Dated:_____________, 1999

                              Signature if held jointly

NOTE: (THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHAREHOLDERS SHOULD SIGN.)